UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 24, 2015

Tallgrass Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas 66211	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2015, Tallgrass Energy Partners, LP (the “Partnership”) and certain of its subsidiaries entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement dated as of May 17, 2013 with Barclays Bank PLC, as administrative agent, and a syndicate of lenders (the “Credit Agreement”).

The Amendment modifies certain provisions of the Credit Agreement to, among other things, (i) increase the amount of the revolving credit facility to $1.1 billion and (ii) provide for a $400 million committed accordion feature (the “Committed Increase Commitments”).

The Partnership has a one-time option, exercisable on or prior to May 24, 2016, to exercise all or a portion of the Committed Increase Commitments if, among other things, the Partnership, on or before such date, acquires at least an additional 10% equity interest in Tallgrass Pony Express Pipeline, LLC, which owns and operates the Pony Express System, an approximately 764-mile crude oil pipeline commencing in Guernsey, Wyoming, and terminating in Cushing, Oklahoma.

The Committed Increase Commitments will be reduced on a dollar for dollar basis by the principal amount of any senior notes that are issued by the Partnership prior to the first to occur of the date the Partnership exercises its option for the Committed Increase Commitments and May 24, 2016.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment provided above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On November 30, 2015, Tallgrass Energy Partners, LP issued a press release announcing that it had entered into the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 to Form 8-K, the information attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 2 to Credit Agreement, dated as of November 24, 2015, by and among Tallgrass Energy Partners, LP, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein.

99.1	Press Release of Tallgrass Energy Partners, LP dated November 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

	By:	Tallgrass MLP GP, LLC
its general partner

Date: November 30, 2015	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 2 to Credit Agreement, dated as of November 24, 2015, by and among Tallgrass Energy Partners, LP, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein.

99.1	Press Release of Tallgrass Energy Partners, LP dated November 30, 2015.